    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2001

                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                              NEOTHERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                              93-079187
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                                -----------------

                          157 TECHNOLOGY DR., STE J-821
                            IRVINE, CALIFORNIA 92618
           (Address of Principal Executive Offices including Zip Code)

                               -----------------

               NEOTHERAPEUTICS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                               -----------------

     ALVIN J. GLASKY, PH.D.                             COPY TO:
     CHIEF EXECUTIVE OFFICER                          ALAN W. PETTIS
      NEOTHERAPEUTICS, INC.                          LATHAM & WATKINS
157 TECHNOLOGY DRIVE, STE. J-821          650 TOWN CENTER DRIVE, TWENTIETH FLOOR
    IRVINE, CALIFORNIA 92618                    COSTA MESA, CALIFORNIA 92626
         (949) 788-6700                                (714) 540-1235

                               -----------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                                    PROPOSED
                                                    PROPOSED        MAXIMUM
                                  AMOUNT            MAXIMUM        AGGREGATE        AMOUNT OF
 TITLE OF SECURITIES TO           TO BE         OFFERING PRICE      OFFERING       REGISTRATION
     BE REGISTERED              REGISTERED        PER SHARE(1)      PRICE(1)            FEE
-----------------------------------------------------------------------------------------------
Common stock par value
  $0.001 per share            300,000 shares        $3.0625         $918,750          $229.69
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of our common stock ($3.0625), as reported on The Nasdaq Stock Market on January 23, 2001.

      PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLANS ARE EXERCISED.

================================================================================

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by NeoTherapeutics, Inc. (the "Company") relating to 300,000 shares of the Company's common stock, par value $ 0.001 per share, issuable to eligible employees of the Company and its affiliates under the NeoTherapeutics, Inc. Employee Stock Purchase Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         We are not filing or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which we filed with the Commission are incorporated by reference into this registration statement:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999;

         (b) The Company's Quarterly Reports on Forms 10-Q for its quarterly periods ended March 31, 2000, June 30, 2000, and September 30, 2000;

         (c) The Company's Current Reports on Forms 8-K filed with the Commission on April 21, 2000, May 25, 2000, November 13, 2000, December 26, 2000 and December 28, 2000; and

         (e) The description of our common stock contained in our registration statement on Form 8-B filed with the Commission on June 27, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description.

         In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Stock, par value 0.001 (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The bylaws of the Registrant provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, bylaws and the Delaware General Corporation Law (the "DGCL"), the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant's Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits on Page 6.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, NeoTherapeutics, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 23 day of January, 2001.


                                        NEOTHERAPEUTICS, INC.

                                        By: /s/ Alvin J. Glasky
                                            ------------------------------------
                                                Alvin J. Glasky, Ph.D.
                                                Chairman of the Board, Chief
                                                Executive Officer and Director

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints Alvin J. Glasky, Ph.D. and Samuel Gulko, or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of January 23, 2001.

Signature                                Title
---------                                -----

/s/ Alvin J. Glasky                      Chief Executive Officer and Director
----------------------------------
    Alvin J. Glasky, Ph.D.


/s/ Samuel Gulko                         Chief Financial Officer, Secretary,
----------------------------------       Treasurer and Director
    Samuel Gulko                         (Principal Accounting and Financial
                                         Officer)


/s/ Mark J. Glasky                       Director
----------------------------------
    Mark J. Glasky


/s/ Paul H. Silverman                    Director
----------------------------------
    Paul H. Silverman, Ph.D., D.Sc.


/s/ Carol O'Cleireacain                  Director
----------------------------------
    Carol O'Cleireacain, Ph.D.


/s/ Eric L. Nelson                       Director
----------------------------------
    Eric L. Nelson, Ph.D.


/s/ Joseph Rubinfeld                     Director
----------------------------------
    Joseph Rubinfeld, Ph.D.


/s/ Armin Kessler                        Director
----------------------------------
    Armin Kessler


/s/ Ann Kessler                          Director
----------------------------------
    Ann Kessler

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

  4.1          NeoTherapeutics, Inc. Employee Stock Purchase Plan

  5.1          Opinion of Latham & Watkins

 23.1          Consent of Arthur Andersen LLP, independent public accountants

 23.2          Consent of Latham & Watkins (included in Exhibit 5.1)

 24 Power of Attorney (included in the signature page to this Registration Statement)